EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We consent to the use of our report dated August 29, 2011, with respect to the consolidated balance sheets, statements of operations and comprehensive income (loss), shareholders' equity, and cash flows of Biomerica, Inc. and Subsidiaries as at and for the years ended May 31, 2011 and 2010 incorporated herein by reference.

                                                                                       /s/PKF__________________

San Diego, California                                                         PKF

February 8, 2012                                                                Certified Public Accountants

                                                                                        A Professional Corporation